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                                                                   Exhibit 10.19

                             ARROW ELECTRONICS, INC.
                                  LOAN PROGRAM

                                    BORROWER
                           LOAN AND SECURITY AGREEMENT

      THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), dated July 16, 1999, is made by and between CENTURY ELECTRONICS MANUFACTURING, INC., whose principal place of business is at 274 Cedar Hill Road, Marlborough, Massachusetts 01752, (herein called the "Borrower") and SUNTRUST BANK, ATLANTA, a Georgia banking corporation with offices at 303 Peachtree Street, Atlanta, Georgia 30308, Attn:
Mail Center 1923 (herein called the "Bank").

                              W I T N E S S E T H:

      WHEREAS, the Borrower desires to establish a loan for business purposes.

      WHEREAS, in order to finance the loan for business purposes, the Borrower has requested that the Bank agree to extend to the Borrower a loan in the principal amount of $3,500,000.00, and the Bank is willing to make such loan subject to the terms and conditions hereof; and

      NOW, THEREFORE, for and in consideration of the premises and agreements contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

      1. Terms. The Bank agrees to make a loan to the Borrower on July 16, 1999, (the "Closing Date") in the principal amount of $3,500,000.00 (the "Loan"), which Loan shall be evidenced by a promissory note, dated as of the Closing Date, executed and delivered by the Borrower, payable to the order of the Bank, in substantially the form of Exhibit A attached hereto, (the "Note") and shall be subject to all terms and conditions set forth in the Note, all of which terms and conditions are incorporated herein by reference.

      2. Collateral. To secure the payment and performance of, the Loan, the Note, and any other indebtedness, obligation or liability of the Borrower to the Bank, now or hereafter existing or arising, including, without limitation, all increases and extensions of, the Loan and the Note, (collectively, the "Obligations"), the Borrower grants to the Bank a security interest in all of its right, title and interest in and to its accounts, chattel paper, documents, equipment, general intangibles, inventory and instruments, including, without limitation, all proceeds, accessions, benefits, substitutions and replacements of and to any of the foregoing (as such terms are defined in Article 9 of the Uniform Commercial Code as in effect in the State of Georgia, collectively, the "Collateral"). The Borrower hereby appoints the Bank as its attorney-in-fact to do all acts and things which the Bank may deem necessary or desirable to perfect and continue to perfect the security interest created by this Agreement and to protect the Collateral. The security interests created by this Agreement are intended to attach (i) to existing Collateral when the

Borrower signs this Agreement, and (ii) to Collateral subsequently acquired by the Borrower, immediately upon the Borrower acquiring any rights in such Collateral. The parties do not intend to postpone the attachment of any security interest created by this Agreement.

      3. Representations. The Borrower represents and warrants that:

      (i) it owns the Collateral free and clear of all liens and security interests,

      (ii) this Agreement and the Notes have been duly authorized, executed and delivered by the Borrower and constitute the legal, valid and binding agreements of the Borrower enforceable against the Borrower in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' right generally,

      (iii) the execution, delivery and performance by the Borrower of this Agreement and Notes (A) have been duly authorized by all requisite corporate action and, if required, shareholder action, (B) does not require the consent or approval of any governmental authority, and (C) will not (1) violate (a) any provision of law, statute, rule or regulation or the Borrower's articles of incorporation or any other organizational document, (b) any order of any court or any rule, regulation or order of any other agency or government binding upon the Borrower, or (c) any provision of any indenture, agreement or other instrument to which the Borrower is a party or by which the Borrower's properties or assets are or may be bound, or (2) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause 3(iii)(C)(1)(c) above,

      (iv) no default or Event of Default has occurred which is continuing,

      (v) Century Electronics Manufacturing (NE) Inc. has available on the Closing Date a minimum unused committed credit facility of $2,500,000 and

      (vi) no part of the proceeds of the Loan will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the regulations of such Board of Governors. If requested by the Bank, the Borrower will furnish to the Bank a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

      4. Covenants. So long as the Obligations are outstanding, the Borrower covenants and agrees that

      (a) it will promptly notify the Bank in writing of any change in its address from that set forth below or any change in its name or corporate organization;

      (b) it will pay and perform all of the Obligations according to their terms;

      (c) it will defend its title to the Collateral against all persons and against all claims and demands whatsoever;

      (d) it will not, without the Bank's prior written consent, sell, assign, lease, pledge, transfer or dispose of any of the Collateral;

      (e) it will furnish to the Bank:

            (1) within 20 days after the end of each calendar quarter an unaudited balance sheet and income statement accurately reflecting the financial transactions and status of the Borrower as of the end of such quarter and on a year-to-date basis, on a consolidated basis, prepared in accordance with generally accepted accounting procedures;

            (2) within 90 days after the end of each fiscal year an audited balance sheet and income statement of the Borrower as of the end of such year, compiled by such firm of independent public accountants as may be designated by the Borrower and be satisfactory to the Bank as prepared in accordance with generally accepted accounting procedures;

            (3) concurrently with the delivery of the financial statements referred to in Sections 4(e)(i) and 4(e)(ii), a certificate of the chief executive officer, the chairman of the board, the president, the chief financial officer, the chief accounting officer, any executive or senior vice president or the treasurer of the Borrower substantially in the form of Exhibit C; and

            (4) within 60 days after the end of each fiscal year, a business plan (including balance sheet, income statement and cash flow statement) of the Borrower for the current fiscal year.

      (f) it shall maintain and operate its business in such a manner to insure that its subsidiary is in compliance with Section 5.7 of that certain Loan & Security Agreement dated as of December 22, 1998 (as heretofore and as may hereafter be amended or supplemented) by and between Century Electronics Manufacturing (NE), Inc. and Fidelity Funding, Inc.

      5. Event of Default: An "Event of Default" shall occur if: (i) the Borrower fails to pay when due any amount owing hereunder within five (5) business days after such amount becomes due, (ii) any representation or warranty made or deemed made by the Borrower herein or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement shall be false or misleading in any material respect as of the date made or deemed to have been made, (iii) the Borrower fails to comply with the covenants set forth in Section 4(e) or 4(f) or
(iv) the Borrower fails to perform or observe any other covenant made by the Borrower pursuant to this Agreement and which failure is not cured within thirty (30) days after the earlier of (i) the Borrower's actual knowledge thereof or (ii) notice to the Borrower, (v) that certain supply agreement by and between Borrower, its subsidiaries, and Arrow Electronics Inc. (the "Supplier") (the "Supply Agreement") is terminated regardless of whether such termination occurs "for cause" or "without cause" as defined therein or the occurrence of a material default occurs thereunder beyond any applicable cure period, (vi) the Borrower or any of its subsidiaries shall make or take any action to cause the appointment of a receiver of all or any part of the Borrower's property, an assignment for the benefit of creditors of the Borrower, a calling of a meeting of creditors of the Borrower, the commencement of any proceeding under any bankruptcy, insolvency or debtor relief laws by or against the Borrower or any guarantor or surety for the Borrower,
(vii) the Borrower or any of its subsidiaries dies, dissolves, terminates its existence, becomes insolvent or its business fails, (viii) the Borrower is a corporation or partnership and the persons owning the voting control of the Borrower on the date hereof cease to own such voting control, (ix) the value of the Collateral is reduced, due to the fault of the Borrower, in a manner that imperils satisfaction of the Borrower's obligations under this Agreement or the Note or (x) any lien, levy, attachment or assessment is placed on any Collateral, and the claim is not fully discharged and satisfied within 30 days of such filing or recordation, (xi) (i) the Borrower or any of its subsidiaries is in default in the payment of any principal of or premium or make-whole amount or interest on any debt of the Borrower that is outstanding in an aggregate principal amount of at least $1,000,000 beyond any period of grace provided with respect thereto, or the Borrower is in default in the performance of or compliance with any term of any evidence of any debt of the Borrower in an aggregate outstanding principal amount of at least $1,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such debt has become, or has been declared (or one or more persons are entitled to declare such debt to be), due end payable before its stated maturity or before its regularly scheduled dates of payment, or (xii) the Borrower or any of its domestic subsidiaries fails to pay Arrow Electronics, Inc.'s invoices, so that the average days to pay from the date of invoice is not greater than 45 days from closing to December 31, 1999; 40 days from January 1, 2000 to June 30, 2000; 35 days from July 1, 2000 to December 31, 2000; and 30 days thereafter, measured at the close of each fiscal month by Arrow Electronics, Inc.

      6. Remedies Upon Event of Default. If an Event of Default (other than an Event of Default described in Section 5(v) above) shall occur and be continuing the Bank may declare the Note, with accrued interest thereon, and all obligations of the Borrower under this Agreement to be immediately due and payable. If an Event of Default described in Section 5(v) above shall occur and be continuing the Note and all accrued interest hereon, and all other obligations of the Borrower under this Agreement shall automatically become immediately due and payable. In addition, if an Event of Default has occurred and is continuing, the Bank (i) may exercise any other rights or remedies available to it under this Agreement, the Note, any other document executed by the Borrower in connection with this Agreement or as otherwise provided by law,
(ii) shall have all of the rights and remedies with respect to the Collateral of a secured party under Article 9 of the Uniform Commercial Code as in effect in the State of Georgia (the "UCC") (whether or not the UCC is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights an remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted and

(iii) may, upon 10 Business Days' prior notice to the Borrower of the time and place, with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Bank, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Bank deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sales, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived).

      7. Release of Information. The Borrower authorizes the Bank to release such information about the Borrower and the Loan, the Note, or the Collateral as the Bank deems necessary or appropriate, including, without limitation, any financial information regarding the Borrower as the Bank may possess. The Bank may assign the Loan, the Note and the Collateral therefor to any person, at any time, whether or not there has occurred an Event of Default.

      8. Miscellaneous. No amendment or waiver of any provision of this Agreement or the Note shall be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF GEORGIA. In case any provision in or obligation under this Agreement or the Note shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns; provided, however, that the Borrower may not assign its rights or obligations under this Agreement or the Note. The Borrower acknowledges that the Bank may assign its rights and obligations under this Agreement and the Note to any other party, without notice to or consent from the Borrower. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Bank or the holder of the Note would otherwise have. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

      9. Notices. All notices and communications provided for hereunder shall be in writing, delivered by hand or sent by first-class, registered or certified mail, postage prepaid, to the addresses set forth on the signature pages hereto. Either party may change its address for notice purposes by giving written notice to the other party in the manner specified above. Any notice given by U.S. mail shall be deemed received on the third business day following deposit in the U.S. mail addressed as set forth above.

      10. Relations with Arrow Electronics, Inc. and its Affiliates. The Borrower understands and acknowledges that in making the loan evidenced by this Agreement and the Note to Borrower, the Bank is relying on certain agreements with, and the credit support of, Arrow Electronics, Inc. (the "Sponsor") and its affiliates (the "Related Agreements"). The

Sponsor or one of its affiliates has induced the Bank to make this loan in connection therewith. The Bank may release to the Sponsor and its affiliates such information about the Borrower and the loan evidenced hereby as the Bank deems necessary or appropriate, including, without limitation, any financial information regarding the Borrower as the Bank may possess. The Bank may also condition its agreement to any waiver, modification or amendment with respect to this Agreement the Note on obtaining the Sponsor's or its affiliates' prior written consent. Upon the occurrence of any Event of Default hereunder or under the Note or event which with notice or lapse of time or both may become an Event of Default, the Bank may, without incurring any liability to the Borrower, notify the Sponsor or its affiliates of such Event of Default before notifying you. The Bank shall not have any liability to the Borrower as a result of any action taken or not taken by the Bank with respect to the loan evidenced by this Agreement and the Note on the instructions of the Sponsor or its affiliates. The Bank may assign the Note to the Sponsor or any other person, at any time, whether or not there has occurred an Event of Default under this Agreement or the Note.

      11. Closing fee; Expenses of Loan Closing. The Borrower has agreed to pay a closing fee to the Bank in the amount of 0.50% of the principal amount of the Term Loan or $17,500.00 (the "Closing Fee") and a filing fee of $50 per Uniform Commercial Code financing statement filing required to or advisable to perfect the security interest created pursuant to this Agreement ("Financing Statements") to cover the Bank's administrative costs in funding the loan. The Borrower agrees that the closing fee is a valid administrative cost and not a charge for the use of money. The Borrower agrees that the Bank may deduct such closing fee from the proceeds hereof. In addition, the Borrower shall reimburse the Bank for any out-of-pocket expenses incurred by the Bank in connection with the loan evidenced hereby, including without limitation, any documentary stamp tax or other taxes levied or charged in connection with this transaction, any taxes assessed in connection with the filing of the Financing Statements and any Uniform Commercial Code search or other related costs or expenses incurred by the Bank.

      IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the day and year first above written.

Address for Notices:                  Century Electronics Manufacturing, Inc.
274 Cedar Hill Road
Marlborough, MA 01752
                                      By: /s/ Leslie Sainsbury
                                         ---------------------------------------
                                      Title: President & CEO
                                            ------------------------------------

                                      [CORPORATE SEAL]

Address for Notices:                  SUNTRUST BANK, ATLANTA
303 Peachtree St., N.E.
Atlanta, Georgia 30308
Attention: Center No. 1923            By: /s/ Marcella H. Howard
                                         ---------------------------------------
                                       Name: Marcella H. Howard
                                            ------------------------------------
                                       Title: Vice President
                                             -----------------------------------

                                    EXHIBIT A
                             ARROW ELECTRONICS, INC.
                                  LOAN PROGRAM

                                    TERM NOTE

$3,500,000.00                                                      July 16, 1999

            FOR VALUE RECEIVED, Century Electronics Manufacturing, Inc., a Delaware corporation, (hereinafter referred to as "Maker"), promises to pay to the order of SUNTRUST BANK, ATLANTA, a Georgia banking corporation (the "Bank", and together with any subsequent holder hereof, the "Holder"), on the dates and in the manner provided below, the sum of three million five hundred thousand and no/100 dollars ($3,500,000.00), together with interest on the unpaid principal balance thereof from the date hereof until the Maturity Date (as defined below) maturity at a floating rate of interest per annum equal to the Prime Rate (as hereinafter defined) plus an additional one per cent (1.0%) per annum (the "Borrower Rate"). The term "Prime Rate" shall mean the rate of interest designated by the Bank from time to time as its "Prime Rate" which rate is a reference rate and not necessarily the Bank's best rate of interest; the Bank makes loans at rates above and below the Prime Rate. Any change in the Prime Rate shall be effective as of the date of such change.

1.    Calculation of Borrower Rate; Simple Interest Disclosure.

For informational purposes only, as of the date hereof, the Prime Rate is 8.0% per annum, thus producing an initial Borrower Rate expressed in simple interest terms as of the date hereof of 9.0% per annum. The amount of interest accruing and payable hereunder shall be calculated based on the actual number of days elapsed in a 360 day year.

2.    Payments of Principal and Interest.

This Note shall be repaid in twenty-four (24) consecutive equal monthly installments of principal and interest in the amount of $159,896.60 each, commencing on July 31, 1999 and continuing on the last day of each month thereafter with final payment being due and payable on June 30, 2001 (the "Maturity Date"), when all unpaid principal and accrued and unpaid interest under this Note shall be due and payable in full unless sooner accelerated in accordance with the terms hereof. Interest shall be calculated on the outstanding principal balance of this Note, and shall be due and payable in arrears; provided that, in the event of any change in the Prime Rate occurring on or after the date when the Holder mails an invoice for the monthly payment amount to the Borrower, any such change in the interest payment shall be reflected as an adjustment in the next monthly invoice sent to the Maker and shall not be deemed to be due and payable until that date.

3.    Place of Payment; Holidays.

(a) All amounts due and payable hereunder shall be paid by either (i) immediately available funds by wire or ACH transfer, or (ii) check or money order to the Bank's main office in Atlanta, Georgia, or as the Holder may otherwise designate to the Maker in writing at the address for the Maker set forth in the Loan and Security Agreement (as defined below).

(b) In any case where the date for any action required to be performed under this Note or any document executed in connection herewith shall be, in the city where the performance is to be made, a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized by law to close (a "Holiday"), then such performance may be made on the next succeeding day that is not a Holiday.

4.    Interest after Due Date.

All principal outstanding after the due date therefor (whether due to acceleration or otherwise) shall, after giving effect to any applicable grace period, bear interest, commencing on the last day of such grace period, at the lesser of (i) the Borrower Rate plus an additional two percent (2%) per annum or
(ii) the highest rate allowed by applicable law; provided, however, that if such, increase in interest is prohibited by any applicable law, interest on any amounts due hereunder after the due date therefor shall continue to be calculated at the Borrower Rate.

5.    Remedies Upon Event of Default.

Upon the occurrence of an Event of Default (as defined in the Loan and Security Agreement) Holder shall have the rights and remedies afforded to it under the Loan and Security Agreement.

6.    Right to Prepay Note.

The Maker may prepay this Note, in whole or in part, together with all accrued but unpaid interest on the amount prepaid, on the last day of any calendar month; provided that, the Maker gives the Holder at least two (2) days' prior notice of such prepayment, such notice period to exclude Holidays. Partial prepayment of this Note shall be applied to unpaid principal payments due hereunder in the inverse order of their maturity.

7.    Costs of Collection.

If an Event of Default has occurred, or if this Note is collected through probate or bankruptcy proceedings, or if suit is brought on the same, the Maker agrees to pay all of the Holder's costs and expenses of collection, including without limitation, reasonable attorney's fees and expenses, incurred as a result of the foregoing in addition to the other sums due hereunder.

8.    Use of Proceeds.

The proceeds of this Note shall be used to fund expansion costs, to purchase inventory, or for other business purposes.

9.    Disbursement of Proceeds:

Maker hereby requests that the proceeds of the loan made pursuant to this Term Note be disbursed by SunTrust Bank, Atlanta on the date hereof as follows:

      1. That SunTrust Bank, Atlanta retain $17,500.00 in payment of the Closing Fee and other out-of-pocket expenses incurred in connection with the loan; and

      2. That the remaining proceeds of the advance in the amount of $3,482,500.00 be wired to the Borrower in accordance with the following wiring instructions:

            Name of Bank: USTRUST BOSTON
            City, State:  Boston, MA
            ABA No.       011001331
            Account No.   001059811-8
            Account Name: Century Electronics Manufacturing (NE) Inc.

10.   Right of Set-Off.

The Holder hereof shall at all times have a right of set-off against any indebtedness due or to become due to the Maker from the Holder in satisfaction of the indebtedness under this Note, without notice or demand to the Maker.

11.   Successors and Assigns.

This Note shall be binding upon the successors and assigns of Maker and shall inure to the benefit of the successors and assigns of the Holder; provided, however, that Maker shall have no right to assign its rights or obligations hereunder to any person or entity without the prior written consent of the Holder. The Holder may assign this Note and all accompanying security instruments and guaranties securing the Maker's obligations hereunder at any time to any entity including, without limitation, to Arrow Electronics, Inc. (the "Sponsor").

12.   Intent not to Violate Usury Laws.

It is the intent of the parties hereto not to violate any federal or state law, rule or regulation pertaining either to usury or to the contracting for or charging or collecting of interest, and should any provision of this Note be deemed to violate any such law, rule or regulation, then the excess of interest contracted for or charged or collected over the maximum lawful rate of interest shall be applied to the principal amount due hereunder, without penalty.

13.   Cumulative Remedies; Waivers by the Maker.

No remedy referred to herein is intended to be exclusive, but each shall be cumulative and in addition to any other remedy available to Holder, whether at law or in equity. The Maker hereby waives presentment, demand for payment, protest and notice of dishonor of this Note and all other notices and demands.

14.   Non-waiver.

Failure on the part of the Holder to insist on the strict performance of any or all of the terms, provisions, and covenants contained in this Note shall not be construed as a waiver or relinquishment for the future of any term, provision or covenant herein.

15.   GOVERNING LAW; WAIVER OF JURY TRIAL.

THIS NOTE HAS BEEN DELIVERED IN GEORGIA AND THE RIGHTS AND OBLIGATIONS OF THE HOLDER AND THE MAKER HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEORGIA TO THE EXTENT PERMITTED BY LAW, EACH OF THE MAKER AND THE BANK HEREBY WAIVE THE RIGHT TO TRIAL BY JURY.

16.   Severability.

Any provision of this Note which is prohibited or unenforceable in any jurisdiction, as to such jurisdiction, be effective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

17.   Time of the Essence.

TIME IS OF THE ESSENCE OF THIS NOTE.

            IN WITNESS WHEREOF, the Maker has executed and delivered this Note under seal as of the date first above written.

                                      Century Electronics Manufacturing, Inc.


                                      By: /s/ Leslie Sainsbury
                                         ---------------------------------------
                                      Title: President
                                            ------------------------------------


                                      [Corporate Seal]